Exhibit 5.1

March 18, 2013

The Board of Directors

HeartWare International, Inc.

205 Newbury Street, Suite 101

Framingham, Massachusetts 01701

HeartWare International, Inc.

1,725,000 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to HeartWare International, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale, subject to the terms and conditions set forth in the Underwriting Agreement dated March 12, 2013 (the “Underwriting Agreement”), among the Company and J.P. Morgan Securities LLC, as representative of the underwriters listed in Schedule 1 thereto (the “Underwriters”), of 1,725,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), which amount includes 225,000 shares of the Company’s common stock sold pursuant to the exercise of the Underwriters’ option to purchase additional shares pursuant to Section 2 of the Underwriting Agreement.

In that connection, we have reviewed an original or copy of the Underwriting Agreement.  We have also reviewed the following:

(a)           The automatically effective  registration statement on Form S-3ASR (Registration No. 333-171054) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on December 9, 2010 (such registration statement, including the information deemed to be part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act and the documents incorporated by reference therein, being hereinafter collectively referred to as the “Registration Statement”);

(b)           The base prospectus dated December 9, 2010, forming a part of the Registration Statement with respect to the offering from time to time of the Company’s common stock, preferred stock, debt securities, warrants and units generally, which was included as part of the Registration Statement at the time it was declared effective on December 9, 2010;

(c)           The preliminary prospectus supplement, dated March 11, 2013, relating to the Shares (the “Preliminary Prospectus”);

(d)           The final prospectus supplement, dated March 12, 2013, relating to the Shares (the “Final Prospectus”);

(e)           The certificate of incorporation and the by-laws of the Company, each as amended through the date hereof; and

(f)            The originals or copies of such other corporate records of the Company, certificates of public officials and officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinion expressed below.

In our review of the documents, and otherwise for the purposes of this opinion, we have assumed:

(a)           The genuineness of all signatures.

(b)           The authenticity of the originals of the documents submitted to us.

(c)           The conformity to authentic originals of any documents submitted to us as copies.

(d)           As to matters of fact, the truthfulness of the representations made in the Underwriting Agreement and in certificates of public officials and officers of the Company.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the assumptions set forth herein, we are of the opinion that the Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable.

Our opinion set forth above is limited to the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law.

This opinion letter speaks only as of the date hereof.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinion expressed therein.

We understand that this opinion is to be used in connection with the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Form 8-K to be filed with the Commission in connection with the issuance and sale of the Shares on the date hereof and to the use of our name in each of the Preliminary Prospectus and the Final

Prospectus under the caption “Legal Matters.”  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP